Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated April 1, 2024 with respect to our audit of the consolidated financial statements of Q/C Technologies, Inc. (formerly MyMD Pharmaceuticals, Inc.) as of December 31, 2023 and for the year ended December 31, 2023, and to the reference to us under the caption “Experts.”

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

October 3, 2025